Exhibit 10.2

AMENDMENT No. 2 To ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT AMENDMENT No. 2 (this “Amendment”) is entered into effective as of October 28, 2025 by and among Trailblazer Merger Corporation I (the “Company”), Trailblazer Sponsor Group LLC (the “Sponsor”) and LifeSci Capital LLC (“LifeSci,” and, together with the Company and the Sponsor, the “Parties”).

RECITALS

WHEREAS the Parties made that Advisory Agreement (as amended, the “Agreement”) dated September 23, 2022, under which the Company and sponsor agreed to pay LifeSci an advisory fee of $1,050,000 in cash,

WHEREAS the Parties made Amendment No. 1 to that Advisory Agreement (“Amendment”) dated March 13, 2023 providing for payment of said advisory fee in common stock, as set forth therein, and

WHEREAS the Parties desire to amend the Agreements, and each Party acknowledges the mutual benefits of so amending the Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. LifeSci hereby agrees to waive the advisory fee and any other consideration due it under both the Agreement and Amendment No.1.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ACCEPTED AND AGREED TO:

LIFESCI CAPITAL LLC

By:	/s/ Andrew McDonald
Name:	Andrew McDonald
Title:	Chief Executive Officer

TRAILBLAZER SPONSOR GROUP
(FOR ITSELF AND ON BEHALF OF)

TRAILBLAZER MERGER CORPORATION I

By:	/s/ JOSEPH HAMMER
Name:	JOSEPH HAMMER
Title:	CEO